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                                                                      EXHIBIT 21

                         Subsidiaries of the Registrant


                  As of September 1, 2002, SBS Technologies, Inc. has the following subsidiaries:

                  Name                                    State of Incorporation

                  SBS Technologies, Inc., Government
                        Group                                  New Mexico, USA

                  SBS Technologies, Inc., Commercial
                        Group                                  Minnesota, USA

                  SBS Technologies, Inc., Industrial
                        Computers                              California, USA

                  SBS Technologies, Inc., Communications
                        Products                               California, USA

                  SDL Communications, Inc.                   Massachusetts, USA

                  SBS Technologies, Inc., Foreign
                        Holding Company                          Nevada, USA

                  SBS Technologies Holding GmbH                    Germany

                  ORTEC Electronic Assembly GmbH                   Germany

                  SBS OR Computers Verwaltungs GmbH                Germany

                  SBS Technologies GmbH & Co. KG                   Germany